UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K
______________________

     CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 18, 2013

ASIA GREEN AGRICULTURE CORPORATION
(Exact name of registrant as specified in its charter)
______________________

Nevada	0-53343	26-2809270
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Shuinan Industrial Area, Songxi County, Fujian Province,
China	353500
(Address of principal executive offices)	(Zip Code)

(+86) 0599-2335520
(Registrant's telephone number, including area code)

NA
(Former Name or Former Address, if Changed Since Last Report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

This Current Report on Form 8-K is filed by Asia Green Agriculture Corporation, a Nevada corporation (which we may refer to as “we”, “us”, “our” or the “Company”), in connection with the matters described herein.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains “forward looking statements” regarding the possible acquisition of Asia Green Agriculture Corporation and other future events. Factors that could cause actual events to differ include, but are not limited to: (1) the inability to reach a definitive agreement for the merger, (2) the incurrence of unexpected costs, liabilities or delays relating to the merger; (3) the failure to satisfy the conditions to the merger; and (4) the failure to obtain shareholder approval for the merger. Factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission, including its recent filing on Form 10-K for the fiscal year ended December 31, 2012. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Asia Green Agriculture Corporation undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

The Board of Directors of Asia Green Agriculture Corporation (“AGAC” or the “Company”; OTCBB: AGAC), a leading producer of organic bamboo shoot products in China, received on November 18, 2013 a preliminary non-binding proposal letter dated November 15, 2013, from Mr. Youdai Zhan, Chairman and Chief Executive Officer of the Company, to acquire all of the outstanding shares of common stock of the Company not currently owned, legally or beneficially, by Mr. Youdai Zhan (the “Buyer”), for $0.55 per share in cash. As of the date hereof, the Buyer controlled approximately 61.01% of the outstanding shares of common stock of the Company.

According to the proposal letter, the Buyer will form a transaction vehicle for the purpose of pursuing the proposed transaction and will finance the proposed transaction with equity funding and/or debt financing, possibly supplemented by the Buyer’s own funds. There are no commitments or arrangements in place for such equity or debt financing at this time. The proposal letter also states that Sidley Austin LLP has been engaged by the Buyer as legal counsel in connection with the proposed transaction. A copy of the proposal letter is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The Company’s Board of Directors has formed a special committee of independent directors (the “Special Committee”) consisting of Messrs. Cheng Sing Wai, Lum Pak Sum and Mak Ka Wing Patrick to evaluate and negotiate the terms of the proposed transaction with the Buyer. The Special Committee intends to retain its legal counsel and an independent financial advisor, and may retain one or more accountants and other consultants and agents as it deems appropriate to assist it in the performance of its duties. No decisions have been made by the Special Committee with respect to the Company’s response to the proposed transaction. There can be no assurance that any definitive offer will be made, that any agreement will be executed or that this or any other transaction will be approved or consummated.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Preliminary non-binding proposal letter dated November 15, 2013, from Mr. Youdai Zhan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GREEN AGRICULTURE CORPORATION

By: /s/ Chin Hon Siang Alex
Name: Chin Hon Siang Alex
Title: Chief Financial Officer

Date: November 21, 2013